EXHIBIT 10.28
LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made this the 6th day of October, 2011, effective October 1, 2011 (the “Effective Date”), by and between ONE UP INNOVATIONS, INC., a Georgia corporation (“Landlord”) and WEB MERCHANTS INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord is the lessor of a certain tract of real property located at 2745 Bankers Industrial Drive, Atlanta, GA 30360 (the “Real Property”); and

WHEREAS, Tenant and Liberator, Inc. (f/k/a WES Consulting, Inc.), a Florida corporation and parent company of Landlord (“Liberator”), are parties to a Stock Purchase Agreement of even date herewith, pursuant to which Liberator is selling all of the outstanding stock of Tenant to a third party (the “Purchase Agreement”); and

WHEREAS, in order to provide for an orderly transition, Liberator desires that Landlord sublease to Tenant, and Tenant desires to sublease from Landlord, the portion of the Real Property occupied by Tenant immediately prior to the closing of the transactions under the Purchase Agreement (the “Premises”), on a month-to-month basis on the terms and conditions provided herein;

NOW THEREFORE, in consideration of the mutual covenants, representations and agreements contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Lease of Premises.  Landlord, for and in consideration of the rents, covenants, agreements and stipulations contained in this Lease, leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions contained in this Lease, the Premises.

2.           Lease Term.  Except as otherwise set forth herein, the Tenant shall have and hold the Premises for a term commencing on the Effective Date hereof and continuing from that date on a month-to-month basis. This Lease will continue for successive terms of one month each until either Landlord or Tenant terminate this Lease tenancy by giving the other thirty (30) days written notice of an intention to terminate the Premises. In the event such notice is given, Tenants agree to pay all rent up to and including the notice period.

3.           Rental Payments.  Tenant agrees to pay to Landlord monthly rental for the Premises of Twelve Thousand and no/100 Dollars ($12,000.00), payable in advance on the first (1st) day of each calendar month, commencing on November 1, 2011.   The parties will address the payment of the October 2011 rent separately.

4.           Late Charges.  If Landlord fails to receive any rent payment within five (5) days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to five percent (5%) of the monthly rental payment.  The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

5.           No Security Deposit.  Tenant shall not be required to pay Landlord a security deposit.

6.           Utilities, Taxes, Shared Services and Equipment.  The monthly rent is inclusive of utilities, property taxes, garbage collection and other sanitary services, and reasonable use and access to copiers and other shared equipment.  Tenant shall be responsible for its postage charges, which shall be invoiced separately and paid to Landlord monthly.

7.           Use of Premises.  The Premises shall be used for the same purposes for which it is currently being used by Tenant and shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises.

8.           Access to Premises. Tenant shall have the same rights of access to the Premises that existed immediately prior to the date of this Lease.   Authorized keys and alarm codes shall be issued to Tenant’s personnel approved by Landlord.

9.           Abandonment of the Premises.  Tenant agrees not to abandon or vacate the Premises during the term of this Lease and agrees to use the Premises for the purposes permitted herein.

10.         Insurance.  As soon as reasonably practicable after the Effective Date hereof, but in all cases no later than ten (10) days after the date of execution of this Lease by the parties, the Tenant shall obtain and maintain in full force and effect at all times during the remainder of the Lease term, liability insurance of not less than $1,000,000, and casualty insurance covering damage or injury to the Premises with a policy limit not less than $2,000,000. Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the term of this lease.  Landlord and Tenant each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, to the extent that such loss or damage is within the policy limits of said insurance.  Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

11.         Repairs by Landlord.  Landlord shall be responsible, at its sole expense, for the maintenance and repair of the Premises during the term of the Lease.  Landlord shall, throughout the term of the Lease, and any extension or renewal thereof, at its sole expense, keep in good repair the roof, foundations and exterior walls of the Premises (inclusive of all glass and exterior doors) and underground utility and sewer pipes outside the exterior walls of the Premises.  Further, Landlord shall provide for the mowing of grass, care of shrubs and general landscaping, and proper maintenance, repair and replacement of the HVAC system.

12.         Alterations.  Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations.

13.         Removal of Fixtures.  Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension or renewal thereof, remove all fixtures and equipment which it has placed in the Premises (but not any fixtures or equipment placed in the Premises by a prior tenant), provided Tenant repairs all damage to the Premises caused by such removal.

14.         Destruction or Damage to Premises.  If the Premises are partially or totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date.

15.         Default By Tenant; Remedies.

(a)           Event of Default.  The happening of any one or more of the following shall be deemed to be an event of default (hereinafter referred to as an “Event of Default”) under the Lease:
(i)           the failure of Tenant to pay for installment of rent or other charge or money obligation herein required to be paid by Tenant within ten (10) days its due date; or

(ii)           failure to cure any other covenant or provision of this lease within thirty (30) days after receiving written notice of such failure from Landlord; or

(iii)           the making by Tenant of an assignment for the benefit of its creditors or the institution of voluntary or involuntary proceedings in a court of competent jurisdiction for the reorganization, liquidation or dissolution of Tenant, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Tenant, and any such involuntary proceedings not being dismissed and any receiver, trustee, or liquidator appointed therein not being discharged within ninety (90) days after the institution of such proceedings.

(b)           Rights of Landlord. Upon the occurrence of any Event of Default, Landlord may, at its option, during the continuance of such Event of Default:

(i)           terminate this Lease by written notice to Tenant and recover from Tenant damages incurred by reason of such Event of Default, including the reasonable costs of recovering and reletting the Premises and reasonable attorneys’ fees relating thereto, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof; or

(ii)           Landlord may pursue such other remedies as are available at law or in equity.

16.         Assignment and Subletting.   Tenant may not assign or sublet any of its interest, rights and obligations under this Lease to another entity without the consent of Landlord.

17.         Quiet Enjoyment.  So long as Tenant observes and performs the covenants and Leases contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.

18.         Miscellaneous.

(a)           Interpretation and Construction.  This Lease has been fully and freely negotiated by the parties hereto, and shall be considered as having been drafted jointly by the parties hereto, and shall be interpreted and construed as if so drafted, without construction in favor of or against any party on account of its participation in the drafting hereof.

(b)           Assignment.  Buyer may freely assign this Lease, and shall timely provide Seller with written notice thereof.

(c)           Time.  Time is of the essence of this Lease.  Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday or any public or legal holiday, the party having such privilege or duty shall have until 5:00 p.m. on the next succeeding business day to exercise such privilege or to discharge such duty.

(d)           Governing Law.  This Lease is to be governed by and construed in accordance with the internal laws of the state of Georgia.

(e)           Attorney’s Fees.  In any litigation between the parties to enforce any provision or right under this Lease, the unsuccessful party covenants and agrees to pay to the successful party all costs and expenses accrued by the prevailing party in connection with the litigation including, but not limited to, reasonable attorney’s fees.

(f)           Counterparts. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signatures begin next page]

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals the day and year first above written.

LANDLORD:

ONE UP INNOVATIONS, INC.

By:	/s/ Ronald P. Scott
Name:	Ronald P. Scott
Title:	Chief Financial Officer

TENANT:

WEB MERCHANTS INC.

By:	/s/ Fyodor Petrenko
Name:	Fyodor Petrenko
Title:	President